EXHIBIT 10 (f)


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                                                               As of May 1, 1998




Digital Lava Inc.
10850  Wilshire Blvd.
Suite 1260
Los Angeles, California 90024

Attn:  Mr. Joshua Sharfman, President

Dear Mr. Sharfman:

     This is to confirm our understanding that the Whitestone Group, LLC ("Whitestone") has been engaged, for a period of one year commencing as of May 1, 1998, as financial advisor and consultant to Digital Lava Inc., its subsidiaries and affiliates (collectively the "Company") with respect to the performance by Whitestone of certain consulting services related to corporate finance, financial services related to corporate finance, financial services and strategic advisory matters.

     For purposed of this agreement, the term "Transaction" means: (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the other entities are combined with that of the company,
(ii) the acquisition , directly or indirectly, by the company of all or a substantial portion of the assets or common equity of other entities by way of negotiated purchase or otherwise, (iii) the acquisition , directly or indirectly, by other entities of all or a substantial potion of the assets or common equity of the company by way of negotiated purchase or otherwise; (iv) a strategic alliance, joint venture, material vendor relationship or others similar agreement or relationship; and (v) a public or private placement, offering ,syndication or other sale of equity or debt securities of the company or other on-balance sheet or off-balance sheet corporate finance transaction of the company.

A. Advisory Services and Fees.

     The company hereby retains Whitestone to perform consulting services related to corporate finance, financial services matters and strategic advisory matters, IN this regard, Whitestone shall devote such business, time and attention to matters on which the company shall request its services, as shall be determined by Whitestone in its discretion. All services shall be rendered by Whitestone in the sate of New York unless otherwise determined by Whitestone, The compensation for such retainer shall be as follows:

(A) $4,000 each September 1,1998, September 15,1998, and November 1,1998, with the outstanding balance payable upon the consummation of the earlier to occur of the Company's initial public offering (the "IPO"), currently contemplated to occur on or before December 31,



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1998 or the  completion of a Transaction  with a person or entity  introduced by
Whitestone; provided , however, that if the IPO or a Transaction is not consummated by such date, the Company shall pay at least $4,000 to Whitestone every 60 days, and the unpaid amount shall be accrued and deferred until the end of the one year consulting term hereunder.

(B) The simultaneous delivery to Whitestone, upon the execution of this letter agreement, of a warrant (the "warrant") to purchase 100,000 shares of common stock of the Company, the receipt of which is hereby acknowledge by Whitestone.

(C) In the event the Company consummates a Transaction during the term of this letter agreement with any person or entity introduced by Whitestone, the company shall pay to Whitestone 5% of the Value (as defined below) receive by the Company and/or its stockholders in such Transaction, (ii) the fair market value of all securities, assets and other property received, directly and indirectly, by the company, its affiliates and/or stockholders in connection with a Transaction (collectively, "other property"). The Compensation die to Whitestone in accordance with this paragraph shall be payable upon receipt by the Company, its affiliates and /or stockholders , as the case may be , and shall remain payable notwithstanding the termination or expiration of this letter agreement. Notwithstanding the foregoing, if the Company is obligated to pay, and does pay, any similar type of fee or commission to the person or entity to whom Whitestone introduces the Company, Whitestone's compensation pursuant to this paragraph (c) shall be 2.5% of the value received by the Company and/or its stockholders in such Transaction.

     During the term of this agreement, Whitestone shall provide the Company with such regular and customary financial and strategic advisory services as is reasonable requested by the Company, provided that Whitestone shall not be required to undertake duties not reasonable within the scope of the advisory services in which it is generally engaged. In performance of its duties, Whitestone shall provide the Company with the benefits of its best judgment efforts. It is understood and acknowledged by the parties that the value of Whitestone's advice is not measurable in a quantitative manner, and Whitestone, shall be obligated to render advice upon the request of the company, in good faith as shall be determined by Whitestone, but shall not be obligated to spend any specific time in doing so. Whitestone's duties include, but will not necessarily be limited to:

     (a)  advice regarding formation of corporate goals an their implementation;

     (b) advice regarding the financial structure of the company and divisions or subsidiaries or any programs and projects;

     (c) advice regarding the securing, when necessary and if possible, of financing (other than with respect to a Financing Transaction);

     (d) advice regarding corporate organization, personnel and selection needed specialty skills; and

     (e)  review of possible merger,  acquisition and similar  proposals for the


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          Company (other than with respect to an Acquisition Transaction).

     The Company acknowledges that Whitestone or its affiliates are in the business of providing advisory services (of all types contemplated by this agreement) to others. Nothing here in continued shall be construed to limit or restrict Whitestone in conducting such business with respect to others, or in rendering such advice to others.

B. General

     In addition to any fees that may be payable to Whitestone under this agreement, you agree to reimburse Whitestone, upon requests made from time to time, for all of its reasonable and necessary documented out-of-pocket expenses incurred in connection with its activities under this agreement, including the fees and disbursements of its legal counsel; provided, however, Whitestone shall be responsible for all fees and expenses of the Board Designee (as defined below) with respect to travel to California to attend meetings of the Board of Directors of the Company.

     Commencing September 1, 1998 and during the remainder of the term of this letter agreement, Whitestone shall be entitled to designate one person to serve as a member of the board of directors of the Company (the "Board Designee") if by that date the Company has not, in Whitestone's reasonable opinion, adopted a financial plan and taken such action which will insure the Company's long-term financial viability, including, without limitation, an initial public offering, merger, strategic alliance or material financing. The Company hereby agrees to cause the Board Designee to be nominated and elected to the Board of Directors of the Company and to allow the Board Designee to continue to serve as a member of the Board of Directors of the Company throughout the term of this letter agreement.

     If, in connection with any services or matters that are the subject of this agreement, Whitestone becomes involved in any capacity in any action or legal proceeding, you agree to reimburse Whitestone for the reasonable legal fees and disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by Whitestone. You also agree to indemnify and hold Whitestone harmless against any losses, claims, damages or liabilities, joint or several, to which Whitestone may become subject in connection with the services which are the subject of this agreement, provided however, that you shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having competent jurisdiction shall have determined by a final judgment that such loss, claim damage or liability resulted primarily from the willful misfeasance or gross negligence of Whitestone. The provisions of the paragraph shall survive the expiration of the period of this agreement set forth in the first paragraph hereof. Your agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control Whitestone.




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     This  letter  constitutes  the entire  understanding  of the  parties  with respect to the subject matter hereof and may not be altered or amended except in writing and signed by both parties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws thereof. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                         Very truly yours,

                                         The Whitestone Group, LLC


                                         By:      /s/ Jeffrey Rubin
                                                  ----------------------------
                                         Name:    Jeffrey Rubin
                                         Title:   Principal


Accepted and Agreed
As of the 1st day of September 1998:

Digital Lava Inc.

By:      /s/ Joshua Sharfman
         -----------------------------
Name:    Joshua Sharfman
Title:   President